Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Fairchild Semiconductor International, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-52060) on Form S-4, the registration statements (Nos. 333-107290, 333-75678 and 333-84094) on Form S-3 and the registration statements (Nos. 333-164520, 333-157572, 333-107342, 333-31812, 333-40412, 333-40416, 333-44432, 333-53620, 333-84439, 333-84747, 333-82694, 333-119595, 333-130021, 333-130023, 333-140144, 333-140145 and 333-148809) on Form S-8 of Fairchild Semiconductor International, Inc., and subsidiaries (Fairchild Semiconductor) of our report dated February 25, 2010, with respect to the consolidated balance sheets of Fairchild Semiconductor as of December 27, 2009 and December 28, 2008, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders’ equity for each of the years in the three-year period ended December 27, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 27, 2009, which report appears in the December 27, 2009 annual report on Form 10-K of Fairchild Semiconductor.

/s/ KPMG LLP

Boston, Massachusetts

February 25, 2010